Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

CHELMSFORD, Mass., February 16, 2012 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the second quarter ended January 28, 2012. Revenue for the second quarter of fiscal 2012 was $13.2 million, compared with $12.2 million for the second quarter of fiscal 2011.

Net loss for the second quarter of fiscal 2012, on a generally accepted accounting principles (“GAAP”) basis, was $3.7 million, or $0.13 per share, compared with a GAAP net loss of $3.5 million, or $0.12 per share for the second quarter of fiscal 2011. Non-GAAP net loss for the second quarter of fiscal 2012 was $2.7 million, or $0.10 per share, compared with a non-GAAP net loss of $3.1 million, or $0.11 per share for the second quarter of fiscal 2011. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first six months of fiscal 2012, on a GAAP basis, was $5.3 million or $0.18 per share, compared with net loss of $10.0 million or $0.35 per share for the first six months of fiscal 2011. Non-GAAP net loss for the first six months of fiscal 2012 was $3.7 million, or $0.13 per share, compared with non-GAAP net loss of $8.8 million, or $0.31 per share for the first six months of fiscal 2011. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Our second quarter results continue to reflect our ongoing emphasis on maintaining positive operating contribution from our Bandwidth Management business while investing in IQstream, our mobile broadband optimization initiative,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “During the quarter we made steady progress with our IQstream trial program. Our focus remains on demonstrating compelling bandwidth savings in the radio access network leading to improved service quality for end-users. We believe that IQstream can help mobile operators more effectively utilize existing bandwidth resources and position them to better manage the dynamic growth in mobile data and video that they are experiencing.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company’s business could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the Company’s reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband optimization opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband optimization products; the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; possible changes to the Company’s business in connection with consideration of strategic options to enhance shareholder value; and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	January 28, 2012	July 31, 2011
Assets

Current assets:
Cash and cash equivalents	$53,347	$60,765
Short-term investments	311,456	335,847
Accounts receivable, net	12,267	8,764
Inventories	9,575	11,537
Prepaid and other current assets	2,000	1,770

Total current assets	388,645	418,683

Property and equipment, net	5,846	5,978
Long-term investments	73,710	44,786
Other assets	294	290

Total Assets	$468,495	$469,737

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$11,153	$9,141
Other current liabilities	7,347	8,325

Total current liabilities	18,500	17,466

Long term deferred revenue	1,607	1,812
Long term liabilities	2,115	1,702

Total liabilities	22,222	20,980

Common stock	29	29
Additional paid-in capital	1,585,655	1,583,124
Accumulated deficit	(1,139,266)	(1,133,958)
Other equity	(145)	(438)

Total stockholders’ equity	446,273	448,757

Total Liabilities and Stockholders’ Equity	$468,495	$469,737

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 28,	Jan 29,	Jan 28,	Jan 29,
	2012	2011	2012	2011

Revenue	$13,184	$12,157	$28,564	$23,866
Cost of revenue	5,435	5,117	11,697	12,002

Gross profit	7,749	7,040	16,867	11,864

Operating expenses:
Research and development	7,048	6,239	13,533	13,550
Sales and marketing	2,557	2,643	5,227	5,243
General and administrative	2,140	2,030	4,125	4,156
Restructuring	—	—	(271)	—

Total operating expenses	11,745	10,912	22,614	22,949

Loss from operations	(3,996)	(3,872)	(5,747)	(11,085)

Interest and other income, net	391	470	625	1,238

Loss before income taxes	(3,605)	(3,402)	(5,122)	(9,847)
Income tax expense	89	103	186	197

Net loss	$(3,694)	$(3,505)	$(5,308)	$(10,044)

Net loss per share:
Basic	$(0.13)	$(0.12)	$(0.18)	$(0.35)
Diluted	$(0.13)	$(0.12)	$(0.18)	$(0.35)

Weighted average shares outstanding:
Basic	28,754	28,531	28,748	28,491
Diluted	28,754	28,531	28,748	28,491

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 28,	Jan 29,	Jan 28,	Jan 29,
	2012	2011	2012	2011

Revenue	$13,184	$12,157	$28,564	$23,866
Cost of revenue	5,275	5,016	11,386	11,482

Gross profit	7,909	7,141	17,178	12,384

Operating expenses:
Research and development	6,667	6,179	12,769	13,343
Sales and marketing	2,375	2,534	4,835	4,965
General and administrative	1,916	1,922	3,671	3,900

Total operating expenses	10,958	10,635	21,275	22,208

Loss from operations	(3,049)	(3,494)	(4,097)	(9,824)

Interest and other income, net	391	470	625	1,238

Loss before income taxes	(2,658)	(3,024)	(3,472)	(8,586)
Income tax expense	89	103	186	197

Net loss	$(2,747)	$(3,127)	$(3,658)	$(8,783)

Net loss per share:
Basic	$(0.10)	$(0.11)	$(0.13)	$(0.31)
Diluted	$(0.10)	$(0.11)	$(0.13)	$(0.31)

Weighted average shares outstanding:
Basic	28,754	28,531	28,748	28,491
Diluted	28,754	28,531	28,748	28,491

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 28,	Jan 29,	Jan 28,	Jan 29,
	2012	2011	2012	2011

GAAP net loss	$(3,694)	$(3,505)	$(5,308)	$(10,044)

Stock-based compensation expense:
Cost of revenue	160	101	311	181
Research and development	381	60	764	207
Sales and marketing	182	109	392	278
General and administrative	224	108	454	256

Total stock based compensation expense	947	378	1,921	922
Restructuring expense:
Operating expense	—	—	(271)	—
Cost of revenue	—	—	—	339

Non-GAAP net loss	$(2,747)	$(3,127)	$(3,658)	$(8,783)